SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2002

SILICON IMAGE, INC.
(Exact name of Registrant as specified in its charter)

000-26887	Delaware	77-0396307
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 616-4000
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5                                OTHER EVENTS.

On August 30, 2002, Daniel K. Atler, Executive Vice President, Strategic Business Development of the Registrant, entered into a plan with Deutsche Bank Alex. Brown pursuant to which Deutsche Bank Alex. Brown will undertake to sell up to 45,000 shares of the common stock of the Registrant currently owned by Mr. Atler from September 30, 2002 through September 30, 2003, provided the limit order prices specified in the plan are met.  The shares subject to sale under the plan were originally acquired by Mr. Atler in 1998.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2002		SILICON IMAGE, INC.

	By:	/s/ David D. Lee
David D. Lee
Chief Executive Officer and President